Exhibit 21

Subsidiary	State of Incorporation or Organization	Name under which Subsidiary Conducts Business

The financial statements of the following entities were consolidated into the financial statements of the Registrant at December 31, 2002:

Duke Realty Ohio	Indiana	Duke Realty Ohio
Duke Construction Limited Partnership	Indiana	Duke Construction Limited Partnership
Duke Realty Construction, Inc.	Indiana	Duke Realty Construction, Inc.
Duke Realty Services Limited Partnership	Indiana	Duke Realty Services Limited Partnership
Duke Realty Limited Partnership	Indiana	Duke Realty Limited Partnership
Duke Business Centers Corporation	Indiana	Duke Business Centers Corporation
Kenwood Office Associates	Ohio	Kenwood Office Associates
North Point Limited Partnership No. 1	Florida	North Point Limited Partnership No. 1
North Point Limited Partnership No. 3	Florida	North Point Limited Partnership No. 3
Sawgrass Limited Partnership No. 1	Florida	Sawgrass Limited Partnership No. 1
Sawgrass Limited Partnership No. 2	Florida	Sawgrass Limited Partnership No. 2
Weeks Construction Services, Inc.	Georgia	Weeks Construction Services, Inc.
Weeks Development Partnership	Georgia	Weeks Development Partnership
Weeks Realty Services, Inc.	Georgia	Weeks Realty Services, Inc.

The Registrant accounted for the following entities on the equity method at December 31, 2002:

B/D Limited Partnership	Indiana	B/D Limited Partnership
Beacon Station #22-#24 Limited Partnership	Florida	Beacon Station #22-#24 Limited Partnership
Campus Development, LLC	Ohio	Campus Development, LLC
Cincinnati Development Group LLC	Ohio	Cincinnati Development Group LLC
Dining In, Inc.	Missouri	Dining In, Inc.
Dividend Discount Model.com LLC	Indiana	Dividend Discount Model.com LLC
Duke Fitness Centers, LLC	Indiana	Duke Fitness Centers, LLC
Dugan Office, LLC	Indiana	Dugan Office, LLC
Dugan Realty, LLC	Indiana	Dugan Realty, LLC
Dugan Realty SSP, LLC	Indiana	Dugan SSP, LLC
Dugan Texas Joint Venture, LLC	Texas	Dugan Texas, LLC
Duke A&M, LLC	Ohio	Duke A&M, LLC
DWI Gateway I, LLC	N. Carolina	One Gateway Centre, LLC
DWI Gateway II, LLC	N. Carolina	Two Gateway Centre, LLC
Hawksmoor, LLC	Indiana	Hawksmoor, LLC
Hillside Partnership One	Georgia	Hillside Partnership One
Horizon Park Developers, Inc.	Georgia	Horizon Park Developers, Inc.
Lamida Partners Limited Partnership	Ohio	Lamida Partners Limited Partnership
Lirector, Inc.	Illinois	Lirector, Inc.
Park Fletcher Limited Partnership 2728	Indiana	Park Fletcher Limited Partnership 2728
Post Road Limited Partnership	Indiana	Post Road Limited Partnership
Regus Duke-Weeks Business Center, LLC	Delaware	Regus Duke-Weeks Business Center, LLC
WBP One Limited Partnership	Florida	WBP One Limited Partnership
WBP Two Limited Partnership	Florida	WBP Two Limited Partnership
WBP Three Limited Partnership	Florida	WBP Three Limited Partnership
WBP Four Limited Partnership	Florida	WBP Four Limited Partnership

The Registrant accounted for the following entity on the cost method at December 31, 2002:

Park Creek Venture	Indiana	Park Creek Venture
Pinnacle Media, LLC	Indiana	Pinnacle Media, LLC